EXHIBIT 10.48

FIRST AMENDMENT TO

VICE CHAIRMAN AGREEMENT

FIRST AMENDMENT, dated as of June 18th, 2004 (this “Agreement”) to the Vice Chairman Agreement (the “Vice Chairman Agreement”), dated as of April 25, 2001 between RESORTS INTERNATIONAL HOTEL AND CASINO, INC., a Delaware corporation (f/k/a Colony RIH Acquisitions, Inc.) (the “Company”) and NICHOLAS L. RIBIS (“Ribis”).

R E C I T A L S:

WHEREAS, Ribis and the Company are parties to the Vice Chairman Agreement; and

WHEREAS, Section 12.07 of the Vice Chairman Agreement provides that any modification of the agreement shall be effective only if it is in writing and signed by the parties to be charged; and

WHEREAS, the Company and Ribis desire to amend and modify the Vice Chairman Agreement on the terms and conditions provided herein.

NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Agreement have the meanings ascribed to them in the Vice Chairman Agreement.

Section 2. Amendment. Section 1.04 of the Vice Chairman Agreement is hereby amended and restated in its entirety to read as follows:

“1.04 During the Term (as defined below), Ribis shall devote such portion of his productive time, ability and attention to the business of the Company and its subsidiaries that is necessary to carry out the responsibilities and duties set forth in Section 1.02 above. In addition, except with respect to his service to Colony Resorts LVH Acquisitions, LLC (“LVH”) pursuant to the Vice Chairman Agreement between LVH and Ribis, dated June      , 2004 (the “LVH Service Agreement”), Ribis shall not directly or indirectly render any service of a business, commercial or professional nature, to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board, which consent shall not be unreasonably withheld, provided the proposed services (including the services to be provided under the LVH Service Agreement) do not materially interfere with his time or attention to the business of the Company, and provided further that, subject to the provisions of Article IX hereof, Ribis shall not be precluded from involvement in charitable or civic activities or his personal financial investments provided the same do not materially interfere with his time or attention to the business of the Company. It is understood and agreed by the parties hereto that the performance by Ribis of his services under the LVH Service Agreement shall not constitute a breach of Article VIII or IX herein. “

Section 3. Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof that might refer such interpretations to the laws of a different state or jurisdiction.

Section 4. Entire Agreement. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 5. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 6. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Director

NICHOLAS L. RIBIS

/s/ Nicholas L. Ribis

[First Amendment to N. Ribis Vice Chairman Agreement w/ Colony RIH Acquisitions, Inc.]